UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 3, 2022

Enzo Biochem, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

001-09974	13-2866202
(Commission File Number)	(IRS Employer Identification No.)

527 Madison Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 583-0100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	ENZ	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-1 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 3, 2022, Enzo Biochem, Inc. (the “Company”) entered into a cooperation agreement (the “Agreement”) with Bradley L. Radoff and certain affiliated entities (collectively, the “Radoff Group”). The Radoff Group beneficially owned approximately 8.9% of the outstanding shares of common stock of the Company (“Common Stock”) as of January 3, 2022.

Pursuant to the Agreement, on January 3, 2022, the Board of Directors of the Company (the “Board”) appointed each of Hamid Erfanian and Bradley L. Radoff (collectively, the “Appointees”) to the Board to fill the vacancies described in Item 5.02 hereof, with each to serve until the Company’s next annual meeting of shareholders or until his earlier death, resignation, disqualification or removal.

Under the Agreement, so long as the Radoff Group has not breached the Agreement, the Company agreed to nominate the Appointees for election to the Board at the Company’s 2021 annual meeting of shareholders (the “2021 Annual Meeting”). Further, pursuant to the Agreement, the Radoff Group has agreed, until the earlier of (x) the date that is thirty (30) calendar days prior to the deadline for the submission of shareholder nominations for the Company’s 2022 annual meeting of shareholders pursuant to the Company’s Amended and Restated Bylaws, as amended, or (y) the date that is one hundred twenty (120) calendar days prior to the first anniversary of the 2021 Annual Meeting (the “Standstill Period”), not to take the following actions, among others: (1) solicit proxies, (2) join any “group” or voting arrangement, (3) submit nominations for a contested election, (4) propose or publicly comment on any extraordinary transactions involving the Company, (5) acquire, announce an intention to acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any security of the Company that would result in the Radoff Group beneficially owning 9.9% or more of the then outstanding Common Stock, (6) except as expressly provided within the Agreement, grant any proxy, consent or other authority to vote with respect to any matter or (7) encourage or support any other stockholder to take any of the foregoing actions. If any of the Radoff Appointees is unable to serve as a director, resigns as a director or is removed as a director during the Standstill Period, the Radoff Group may recommend another individual for appointment to the Board who meets certain criteria, including qualifying as “independent” under the rules of the New York Stock Exchange, among others.

In addition, the Company will seek the approval of the Company’s shareholders at the 2021 Annual Meeting of an amendment to the Company’s Certificate of Incorporation, as amended, to declassify the structure of the Board (the “Declassification Proposal”) such that directors standing for election at and subsequent to the 2021 Annual Meeting shall stand for election to one-year term. Pursuant to the Agreement, the Radoff Group has agreed to appear in person or by proxy at the 2021 Annual Meeting and all subsequent stockholder meetings during the Standstill Period and to vote all of the Common Stock beneficially owned by it in accordance with the Board’s recommendations with respect to (1) nominees to the Board, (2) the Declassification Proposal or (3) any other matter at each such subsequent stockholder meeting, subject to certain exceptions.

In addition, the Company and the Radoff Group have agreed that the Company will reimburse the Radoff Group for its reasonable documented expenses, including legal fees, up to $150,000 incurred in connection with the Agreement and all related matters.

The Agreement contains various other representations and warranties, obligations and provisions applicable to the Company and the Radoff Group.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

On January 3, 2022, the Board accepted the resignations of Dov Perlysky and Rebecca Fischer from the Board and each of its committees. The Board appointed each of Hamid Erfanian and Bradley L. Radoff to the Board to fill the resultant vacancies, each to serve until the Company’s next annual meeting of shareholders or until his earlier death, resignation, disqualification or removal.

Mr. Perlysky and Ms. Fisher did not resign from the Board due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

None of Messrs. Erfanian or Radoff has engaged in any related person transaction (as defined in Item 404(a) of Regulation S-K) with the Company, and, other than the Agreement, there were no arrangements or understanding between Messrs. Erfanian or Radoff and any other persons pursuant to which such individual was selected as a director.

As a non-employee director, Mr. Radoff will receive compensation under the Company’s non-employee director compensation program, which consists of an annual director’s fee of $30,000, an additional annual fee of $7,500 for servings on committees of the Board and an additional annual fee of $20,000 for serving as the Chairman of the Audit Committee. Mr. Radoff will serve as Chairman of the Audit Committee of the Board and a member of the Nominating Committee and Compensation Committee of the Board. In addition, under the compensation program, Mr. Radoff is eligible to receive either stock options or restricted stock units, provided the annual number of stock options or restricted stock units that will be granted will not exceed a fair market value of $100,000 at the time of grant. The Company will also enter into an indemnity agreement with Mr. Radoff in the same form as its standard form of indemnity agreement with its other directors.

Item 7.01 Regulation FD.

On January 3, 2022, the Company and the Radoff Group issued a joint press release announcing the entry into the Agreement and the appointment of Messrs. Erfanian or Radoff to the Board. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed or furnished as part of this Current Report on Form 8-K to the extent described herein.

Exhibit No.	Description
10.1	Cooperation Agreement, dated January 3, 2022 by and among Enzo Biochem, Inc., Bradley L. Radoff and other parties.
99.1	Press Release dated January 3, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZO BIOCHEM, INC.

Date: January 4, 2022	By:	/s/ David Bench
David Bench
Chief Financial Officer

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